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Exhibit 99.1

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

        I, Elliot Noss, Chief Executive Officer, and I, Michael Cooperman, Chief Financial Officer, of Tucows Inc., a Pennsylvania corporation, hereby certify that:

        (a)  The Company's periodic report on Form 10-Q for the quarterly period ended June 30, 2002 (the "Form 10-Q"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

        (b)  The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*    *    *

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
/s/ ELLIOT NOSS	/s/ MICHAEL COOPERMAN
Elliot Noss	Michael Cooperman
Date: August , 2002	Date: August , 2002

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Certification by the Chief Executive Officer and Chief Financial Officer Relating to a Periodic Report Containing Financial Statements